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                                                                   EXHIBIT 23(a)


                        CONSENT OF KPMG PEAT MARWICK LLP


The Board of Directors
First Colonial Bankshares Corporation:

We consent to incorporation by reference in the Registration Statement on Form S-4 of Firstar Corporation of our report dated February 18, 1994, relating to the consolidated balance sheet of First Colonial Bankshares Corporation and Subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1993, which report appears in the December 31, 1993 annual report on Form 10-K of First Colonial Bankshares Corporation and to the reference to our firm under the heading "Experts" in the Proxy Statement-Prospectus.



                                                       /s/ KPMG Peat Marwick LLP
                                                           KPMG Peat Marwick LLP

Chicago, Illinois
December 6, 1994